Exhibit 10.6

Accounts receivable pledge contract

Contract No：[SS20190301-3]

The accounts receivable pledge contract (the “contract”) is signed by the following parties:

Pledgee / creditor (full name): Wenzhou golden sun Education Development Co., Ltd

Address:

Legal representative: Weng Xueyuan

Contact person: Weng Xueyuan

Tel:

Pledgor (full name): Wenzhou Ouhai art school

Legal representative: Weng College

Address:

Contact person: Cai Miaomiao

Tel:

In order to ensure the realization of the creditor’s principal creditor’s rights in Article 1 of this contract, the pledgor is willing to provide pledge guarantee to the pledgee. In order to clarify the rights and obligations of both parties, according to the contract law of the people’s Republic of China, the security law of the people’s Republic of China, the property law of the people’s Republic of China and other relevant laws and regulations, both parties are willing to provide pledge guarantee to the pledgee On the basis of this contract, both parties shall be bound to abide by the contract.

Article 1 principal creditor’s rights

1.1 the principal creditor’s right guaranteed by the pledgor is the exclusive educational consultation and service agreement No. [ss20190301-3] signed by the creditor and Wenzhou Ouhai art school (hereinafter referred to as the “debtor”) on March 1, 2019, as well as all the creditor’s rights to the debtor for any amendment and supplement (hereinafter referred to as the “main contract”).

1.2 the calculation method, payment method and debt performance period of the main creditor’s right shall be determined according to the agreement of the main contract.

Article 2 pledge accounts receivable

2.1. The pledgor shall provide pledge guarantee to the pledgee with the accounts receivable of accommodation fees and tuition fees collected from students and other services provided by the school (hereinafter referred to as “pledge accounts receivable”). For the basic information of pledge accounts receivable, please refer to Annex I “list of pledged accounts receivable” to this contract.

2.2 if the information recorded in the list of pledged accounts receivable is inconsistent with that recorded in the unified registration system for chattel financing of the credit reference center of the people’s Bank of China (hereinafter referred to as “the Registration Platform of China real estate financing”), the record of the Registration Platform of China real estate financing shall prevail.

2.3 the pledgor shall maintain the validity and value of the pledged accounts receivable with utmost care. The value of the pledged accounts receivable increases, and the increased part is still used as the pledge guarantee of the principal creditor’s rights. If the value of the pledged accounts receivable has been or may be reduced, which will affect the realization of the principal creditor’s rights of the pledgee, the pledgor shall provide a new guarantee according to the requirements of the pledgee.

Article 3 scope of pledge guarantee

3.1 the scope of pledge guarantee under this contract includes: the principal, interest, compound interest, penalty interest, liquidated damages, damage compensation, storage expenses of the pledge, the expenses for realizing the creditor’s rights and all other expenses payable by the pledgee, including but not limited to litigation fees, arbitration fees, property preservation fees, evaluation fees, auction fees, execution fees, transfer fees, agency fees, etc.

3.2 the pledgor agrees that, even if the debts under the main contract are partially extinguished due to the partial discharge of the debtor or any other reasons, the pledgor shall still be liable for the debts that have not been extinguished within the scope of guarantee as agreed in this contract.

Article 4 establishment of pledge right

4.1 both parties shall sign the contract of registration of pledge of accounts receivable at the same time of signing this contract.

4.2 the pledgee shall have the right to handle the registration of pledge of accounts receivable and other relevant approval and filing procedures (if necessary) on the China real estate financing registration platform after both parties have signed this contract and the registration contract of pledge of accounts receivable, and the pledgor shall cooperate.

4.3 in order to meet the requirements for the registration of accounts receivable pledge on China real estate financing registration platform, both parties agree that the registration period of accounts receivable pledge under this contract is 10 years. The pledgor confirms that the pledgee may apply for renewal of accounts receivable pledge registration for several times during the existence of the pledge, and the specific extension times and time limit shall be determined by the pledgee, and the pledgor has no objection.

4.4 all expenses incurred in handling pledge registration (including establishment, extension, change or cancellation) and other related procedures shall be borne by the pledgor.

Article 5 restrictions on pledge accounts receivable

5.1 during the existence of the pledge, without the written consent of the pledgee, the pledgor shall not:

(1) Directly or indirectly cause or permit the creation of any security interest (other than the security interest established in accordance with the provisions of this contract) or transfer or dispose of all or part of the pledged accounts receivable in any other way;

(2) Permit or agree to rescind, rescind or terminate the civil legal relationship corresponding to the accounts receivable, or make any amendment to the collection of accounts receivable that may adversely affect the interests of the pledgee;

(3) Relinquishes any right it has under the accounts receivable that has a material impact on the interests of the pledgee;

(4) Do or permit others to do any act that may degrade the value of the pledged accounts receivable.

5.2 during the existence of the pledge, if any act of the pledgor is sufficient to reduce the value of the pledged accounts receivable, the pledgor shall, within 3 days from the date of the occurrence of such acts, notify the pledgee in writing of the loss, and the pledgee shall have the right to require the pledgor to stop his act and restore the value of the pledged accounts receivable or provide new guarantee as required by the pledgee.

5.3 during the existence of the pledge, the pledgor shall disclose the situations that have or may have adverse effects on the pledged accounts receivable (including but not limited to the change of shares, reorganization, merger, division, shareholding system transformation, joint venture, cooperation, joint venture, contract, lease, change of business scope and registered capital, and major economic rectification involved) that the pledgor or should know In case of being declared bankrupt, closed down, dissolved, revoked, cancelled, cancelled, etc.), the pledgee shall be informed in writing in time, and all guarantee liabilities under this contract shall be properly implemented.

Article 6 third party obstruction

6.1 if the state or other third parties seal up, freeze, deduct or otherwise dispose of the pledged accounts receivable, the pledgor shall immediately notify the pledgee, take timely measures to stop, eliminate or remedy the loss, and provide new guarantee as required by the pledgee.

6.2 during the duration of the pledge right, if the value of the pledged accounts receivable decreases, or the case mentioned in the preceding paragraph occurs in the pledged accounts receivable, the remaining part of the pledged accounts receivable shall still be used as the pledge guarantee of the principal creditor’s rights. The compensation and compensation obtained by the pledgor for the above reasons shall be deposited into the account designated by the pledgee. The pledgee has the right to choose any of the following methods to deal with the aforesaid funds, and the pledgor shall assist in handling the relevant procedures:

(1) Pay off the due payment under the main contract;

(2) Deposit it into the account designated by the pledgee as security deposit to provide pledge guarantee for the principal creditor’s rights.

After the pledgor provides a new guarantee that meets the requirements of the pledgee, the pledgor shall dispose of it freely.

Article 7 change of main contract

7.1 the guarantee liability of the pledgor shall not be reduced or remitted due to any of the following circumstances:

(1) The pledgee’s reform, merger, merger, division, increase or decrease of capital, joint venture, joint venture, change of name, etc;

(2) The pledgee entrusts a third party to perform its obligations under the main contract.

7.2 if the pledgee transfers the creditor’s rights under the main contract to a third party, the pledgor shall continue to bear the guarantee liability within the scope of the original pledge guarantee, and the pledgor shall assist the pledgee and the third party to handle the registration of changes in pledge of accounts receivable and other necessary procedures in accordance with the law.

7.3 if the transfer of the creditor’s right or debt under the main contract is not effective, invalid, revoked or terminated, the pledgor shall still be liable for guarantee to the pledgee in accordance with this contract.

Article 8 realization of pledge right

8.1 in case of any of the following circumstances, the pledgee shall have the right to exercise the pledge right immediately:

(1) The debtor fails to perform the due debts under the main contract or fails to perform the debts that are declared to be due ahead of schedule or violates other provisions of the main contract;

(2) The pledgor violates any agreement under this contract;

(3) The decrease of the value of the pledged accounts receivable may endanger the rights and interests of the pledgee, and the pledgor fails to provide a new guarantee satisfactory to the pledgee;

(4) Any other event that endangers, damages or may endanger or damage the rights and interests of the pledgee occurs.

8.2 in case of any of the circumstances mentioned in the preceding paragraph, the pledgee shall have the right to exercise all the rights it has as the pledgee at such time and in such manner as it considers appropriate, and shall have the right to dispose of the pledged accounts receivable under this contract in accordance with the law, and shall have the priority to be paid with the proceeds. The disposition method shall be decided by the pledgee at its own discretion, and the pledgor shall provide all necessary assistance.

8.3 when the pledgee disposes of the pledged accounts receivable in accordance with this contract, the pledgor shall not set up any obstacles (including the intervention from any third party), or take any action that may hinder or delay the disposition of the pledged accounts receivable by the pledgee in accordance with this contract. The pledgor undertakes to provide active assistance as required by the pledgee so as to enable the pledgee to realize his pledge right as soon as possible.

8.4 unless otherwise designated by the pledgee, the funds obtained by the pledgee to realize the pledge right under this contract shall be paid off in the following order (in the same order, according to the proportion of various amounts)

(1) All expenses incurred by the Pledgee for the realization of the pledge right and the principal creditor’s right;

(2) Interest, liquidated damages and damages arising from the debtor’s breach of the main contract or the pledgor’s breach of this contract;

(3) Principal claim.

8.5 since the pledgor and the debtor are the same person, the pledgee can apply for enforcement of the property other than the pledged receivables of the pledgor, and the premise is not to give up the pledge right or dispose the pledged accounts receivable first.

Article 9 elimination of pledge right

9.1 the pledge right under this contract shall be extinguished in any of the following circumstances:

(1) The principal creditor’s rights have been paid off in full and on schedule;

(2) The pledgee has realized the pledge right in accordance with the contract;

(3) The pledgee waives the principal creditor’s right or the pledge right under this contract in writing.

9.2 after the cancellation of the pledge, the pledgee shall go through the cancellation registration and other related procedures as soon as possible.

Article 10 representations and guarantees of the pledgor

10.1 The pledgor has the legal qualification of the guarantor, and the guarantee behavior of the pledgor under this contract conforms to the provisions of laws, administrative regulations and rules. Pledgor has obtained internal authorization or any other necessary authorization, approval or consent for signing and performing this contract. All responsibilities arising from the pledgor’s right to sign this contract shall be borne by the pledgor.

10.2 the pledgor has the ability to perform the obligations under this contract, and there is no litigation or arbitration, enforcement, bankruptcy or other legal proceedings or any other event or situation that may have a significant adverse impact on the pledgor’s ability to perform the obligations under the contract.

10.3 the pledgor signs and performs this Contract:

(1) Do not violate the provisions of laws and regulations;

(2) Does not violate any commitment, agreement or contract binding on the pledgor;

(3) Does not violate any judgment, award, ruling or decision of any other governmental agency binding on pledgor.

The information provided to the pledgor is complete, accurate and applicable on the date of signing the contract.

10.5 there is no situation that forbids the pledgor to transfer or pledge the accounts receivable to a third party. The pledgor has full, effective and legal ownership and other rights over the pledged accounts receivable, and there is no ownership dispute of the pledged accounts receivable.

10.6 there is no other co owner of the pledged accounts receivable, or although there are other co owners, the pledge guarantee behavior has obtained the written consent of other co owners.

10.7 the pledgor guarantees that it will strictly perform all its obligations under the accounts receivable, exercise all its corresponding rights in a timely manner, and notify the pledgee immediately when any breach of contract has an adverse impact on the interests of the pledgee or when the paying student raises any claim.

10.8 no matter whether the pledgee has any other guarantee for the principal creditor’s rights, whether the above-mentioned other guarantees are established or not, whether the pledgee claims against other guarantors, and whether any third party agrees to undertake all or part of the debts under the main contract, the pledgor’s guarantee liability under this contract shall not be reduced or remitted, and the pledgee may directly ask the pledgor to comply with the provisions of the contract According to the agreement of this contract, it shall bear the guarantee liability within the scope of guarantee.

Article 11 effectiveness of contract

11.1 this contract shall come into force as of the date when the legal representatives or authorized representatives of both parties sign and affix their official seals.

11.2 this contract can be changed or modified in written form by consensus of both parties. Any change or modification shall be an integral part of this contract.

11.3 unless otherwise stipulated by laws and regulations or agreed by both parties, the contract shall not be terminated before the rights and obligations under it are fully performed.

11.4 unless otherwise stipulated by laws and regulations or agreed by both parties, if part of the contract or part of its contents becomes invalid now or in the future, the invalid clause or invalid part shall not affect the validity of this contract and other terms of the contract or other contents of the clause.

Article 12 notice

All notices issued by the parties to this contract for the performance of their rights and obligations under this contract shall be made in writing. If it is delivered by hand, the actual service shall prevail; when telex or fax is delivered, the time of sending shall prevail. If the date of service is not a business day or after business hours, the next consecutive business day on that day shall be the date of service. The place of service refers to the address of each party on the first page of this contract or any other designated address notified in writing from time to time. Writing includes fax and telex.

Article 13 application of law and dispute resolution

13.1 the conclusion, effectiveness, performance, interpretation and dispute settlement of this contract shall be governed by the laws of the people’s Republic of China (excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan region for the purpose of this contract).

13.2 any dispute arising from this contract or in connection with this Agreement shall be settled by both parties through friendly negotiation. If the negotiation fails, either party has the right to submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The place of arbitration is Beijing, and the arbitration language is Chinese. The arbitration award shall be final and binding on all parties. The arbitration fee (including but not limited to the reasonable attorney’s fees of the winning party) shall be borne by the losing party, unless otherwise awarded by the arbitration tribunal on the sharing of the arbitration fee.

13.3 during the arbitration, the parties shall continue to perform their obligations under the contract except for the subject matter of arbitration.

Article 14 others

This contract is written in Chinese. The formal text is made in triplicate, one for Party A and one for Party B. the rest is used for pledge registration.

(no text below)

(there is no text on this page, which is the signature page of “accounts receivable pledge contract”)

Pledgor (official seal)

Legal representative (main responsible person) or authorized agent:

Pledgee (official seal)

Legal representative (main responsible person) or authorized agent:

Annex I:

Pledge list of accounts receivable

1. From March 1, 2019 to February 28, 2028, Ouhai District Art School of Wenzhou City charges income, including tuition and miscellaneous fees, accommodation fees and other income.

Unit: estimated 20 million yuan per year

Annex 2:

Accounts receivable pledge registration contract

This registration contract of pledge of accounts receivable (the “contract”) is signed by the following parties on August 15, 2020:

Pledgee: Wenzhou golden sun Education Development Co., Ltd

Address:

Tel:

Pledgor: Wenzhou Ouhai art school

Address:

Tel:

1.	(in this contract, the pledgee and the pledgor are separately referred to as “party” and collectively referred to as “both parties”).

2.	With regard to the registration of accounts receivable pledge under the “accounts receivable pledge contract” signed by both parties on March 1, 2019, both parties have reached an agreement as follows:

3.	Both parties agree that the pledgee shall register the pledge of accounts receivable through the unified registration system of movable property financing of the credit reference center of the people’s Bank of China, and the pledgor shall actively cooperate with it.

4.	The pledgee has the right to apply for extension registration one or more times before the extinction of the pledge right as stipulated in the accounts receivable pledge contract.

5.	In case of errors or omissions in the registration contents or changes in the registration contents, the pledgee shall handle the change registration.

6.	If the pledgor disagrees with the contents of the registration or change registration of the pledgee, he / she shall first negotiate to ask the pledgee to change or cancel the registration; if the two parties fail to reach an agreement, the pledgor can register the objection through the unified registration system of chattel financing of the credit reference center of the people’s Bank of China.

7.	If the registration information of the pledgor changes, it shall inform the pledgee in time and cooperate with the pledgee to handle the change registration. If the pledgor provides false materials or information, which causes losses to the pledgee or other third parties, or the pledgor fails to timely inform the Pledgee of the fact that the relevant information has changed, the pledgor shall compensate for all the losses and bear corresponding legal liabilities.

8.	Other matters not covered herein shall be handled in accordance with the relevant provisions of the measures for registration of pledge of accounts receivable and the operating rules of unified registration platform for chattel financing in the credit reference center of the people’s Bank of China.

9.	This contract shall come into force as of the date when the legal representatives or authorized representatives of both parties sign and affix their official seals.

Pledgor: Wenzhou Ouhai art school (official seal)

Legal representative or authorized representative (signature)

Date of signing:

Pledgee: Wenzhou golden sun Education Development Co., Ltd. (official seal)

Legal representative or authorized representative (signature)

Date of signing: